SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1 to
Form 8-A filed on April 30, 2002

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CenturyTel, Inc.
(Exact name of registrant as specified in its charter)

Louisiana (State of incorporation) or organization)	72-0651161 (I.R.S. Employer Identification Number)

100 CenturyTel Drive
Monroe, Louisiana 71203
(Address of principal executive offices)

Securities registered hereunder pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange
to be so registered	on which each class is to be registered

Corporate Units	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. 9

Securities Act Registration Statement File Number to which this Form relates: 333-84276

Securities to be registered pursuant to Section 12(g) of the Act:

None

            Items 1 and 2 of the Registration Statement on Form 8-A, filed by CenturyTel, Inc. ("CenturyTel") with the Securities and Exchange Commission (the "Commission") on April 30, 2002, are hereby amended in their entirety as follows:

Item 1. Description of the Registrant's Securities

            For a description of the Corporate Units registered hereby, reference is made to (i) CenturyTel's Registration Statement on Form S-3, File No. 333-84276, filed with the Commission on March 14, 2002 (the "Registration Statement"), as amended by Pre-Effective Amendment No. 1 to the Registration Statement, filed with the Commission on April 29, 2002, (ii) the prospectus supplement for the Corporate Units dated April 30, 2002, filed with the Commission on May 2, 2002 pursuant to Rule 424(b)(5) under the Securities Act of 1933, which description is incorporated herein by reference, and (iii) Post-Effective Amendment No. 1 to the Registration Statement, filed with the Commission on May 10, 2002.

Item 2. Exhibits
1.	Exhibits relating to the Corporate Units

(a)

Purchase Contract Agreement, dated as of May 1, 2002, between CenturyTel and Wachovia Bank, National Association, as Purchase Contract Agent (incorporated by reference to Exhibit 4.13 to CenturyTel's Registration Statement on Form S-3, File No. 333-84276).

	(b)	Form of Certificate of Corporate Units (included in Exhibit 1(a)).

(c)

Pledge Agreement, dated as of May 1, 2002, by and among CenturyTel, JPMorgan Chase Bank, as Collateral Agent, Custodial Agent and Securities Intermediary, and Wachovia Bank, National Association, as Purchase Contract Agent (incorporated by reference to Exhibit 4.15 to CenturyTel's Registration Statement on Form S-3, File No. 333-84276).

(d)

First Supplemental Indenture, dated as of May 1, 2002, between CenturyTel and Regions Bank, as Trustee, to the Indenture, dated as of March 31, 1994, between CenturyTel and Regions Bank, as Trustee (incorporated by reference to Exhibit 4.2(b) to CenturyTel's Registration Statement on Form S-3, File No. 333-84276).

	(e)	Form of Senior Notes, Series J, due 2007 issued in connection with the Corporate Units (included in Exhibit 1(d)).

(f)

Form of Remarketing Agreement to be entered into by CenturyTel in connection with remarketing its Senior Notes, Series J, due 2007 issued in connection with the Corporate Units (incorporated by reference to Exhibit 4.21 to CenturyTel's Registration Statement on Form S-3, File No. 333-84276).

2.	Other Exhibits

(a)

Amended and Restated Articles of Incorporation of CenturyTel, dated as of May 6, 1999 (incorporated by reference to Exhibit 3(i) to CenturyTel's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

	(b)	By-laws of CenturyTel as amended through November 18, 1999 (incorporated by reference to Exhibit 3(ii) of CenturyTel's Annual Report on Form 10-K for the year ended December 31, 1999).

(c)

Rights Agreement dated as of August 27, 1996 between CenturyTel and Harris Trust and Savings Bank (successor-in-interest to Society National Bank), as Rights Agent (incorporated by reference to Exhibit 1 to CenturyTel's Current Report on Form 8-K filed August 30, 1996), as amended by Amendment No. 1 to Rights Agreement, dated May 25, 1999 (incorporated by reference to Exhibit 4.2 (ii) to CenturyTel's Current Report on Form 8-K dated May 25, 1999) and Amendment No. 2 thereto, dated and effective as of June 30, 2000, by and between CenturyTel and Computershare Investor Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 of CenturyTel's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000).

(d)

Indenture dated as of March 31, 1994 between CenturyTel and Regions Bank (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as Trustee (incorporated herein by reference to Exhibit 4.1 to CenturyTel's Registration Statement on Form S-3, File No. 33-52915).

SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURYTEL, INC.

By: /S/ STACEY W. GOFF
Stacey W. Goff Vice President and Assistant General Counsel

Dated: May 10, 2002